EXHIBIT 4.14

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of February 22, 2002, to the Credit Agreement referenced below, is by and among CNF Inc., a Delaware corporation (the “Borrower”), the Banks identified on the signature pages hereto and Bank of America, N.A., as Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $350 million credit facility has been extended to the Borrower pursuant to the terms of that Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of July 3, 2001 among the Borrower, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, PNC Bank, ABN-AMRO Bank, N.V. and Citibank, N.A., as Documentation Agents, and Bank of America, N.A., as Agent;

WHEREAS, pursuant to that Subsidiary Guaranty Agreement (as amended, modified and supplemented from time to time, the “Subsidiary Guaranty Agreement”) dated as of July 3, 2001 among the Borrower, the Subsidiaries of the Borrower identified therein (the “Subsidiary Guarantors”) and the Agent, the Subsidiary Guarantors guarantied the obligations of the Borrower under the Financing Documents;

WHEREAS, the Borrower proposes to increase the aggregate amount of Commitments to $385,000,000 by the addition of a new Lender with a Commitment of $35,000,000 (the “New Commitment”);

WHEREAS, Section 2.01(b) of the Credit Agreement permitted the Borrower to increase the aggregate amount of Commitments by $50,000,000 within 90 days of the Closing Date;

WHEREAS, the Borrower has requested that the Required Banks agree to extend the 90 day period set forth in Section 2.01(b) to 270 days in order to allow the Borrower to obtain the New Commitment; and

WHEREAS, the Required Banks have agreed to the modifications requested by the Borrower on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. In Section 2.01(b), the reference to “90 days” is amended to read “270 days”.

2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Agent of multiple counterparts of this Amendment executed by the Borrower and the Required Banks.

3. Authority/Enforceability. The Borrower represents and warrants as follows:

(a) The Borrower and each Subsidiary Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by the Borrower and each Subsidiary Guarantor and the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Borrower or any Subsidiary Guarantor of this Amendment.

4. Reaffirmation of Representations and Warranties. The Borrower hereby affirms that the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof after giving effect to this Amendment (except those that expressly relate to an earlier date in which case such representations and warranties were true and correct as of such earlier date).

5. Instrument Pursuant to Credit Agreement. This Amendment is a Financing Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

6. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Financing Documents (including schedules and exhibits thereto) shall remain in full force and effect.

7. Counterparts/Telecopy. This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

8. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Banks or the Agent under the Financing Documents or constitute a waiver of any provision of the Credit Agreement or any of the other Financing Documents.

9. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	CNF INC., a Delaware corporation

	By:	/s/ MARK C. THICKPENNY
	Name:	Mark C. Thickpenny
	Title:	Vice President – Treasurer

ADMINISTRATIVE AGENT	BANK OF AMERICA, N.A., corporation in its capacity as Agent

	By:	/s/ CHAS A. MCDONELL
	Name:	Chas A. McDonell
	Title:	Managing Director

BANKS	BANK OF AMERICA, N.A.,

By:
Name:
Title:

PNC BANK

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

MELLON BANK, N.A.

By:
Name:
Title:

ABN AMRO BANK N.V.

By:	/s/ MARY L. HONDA
Name:	Mary L. Honda
Title:	Group Vice President

[Signature Pages Continue]

THE CHASE MANHATTAN BANK

By:	/s/ KAREN MAY SHARF
Name:	Karen May Sharf
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ ELIZABETH T. YING
Name:	Elizabeth T. Ying
Title:	Vice President

PB CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

CITICORP USA, INC.

By:	/s/ WALT LARSEN
Name:	Walt Larsen
Title:	Managing Director

[Signature Pages Continue]

Each of the undersigned Subsidiary Guarantors, by executing this Amendment below, (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Financing Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Subsidiary Guarantor’s obligations under the Financing Documents.

SUBSIDIARY GUARANTORS:	CON-WAY TRANSPORTATION SERVICES, INC.

	By:	/S/ MARK C. THICKPENNY
	Name:	Mark C. Thickpenny
	Title:	Assistant Treasurer

EMERY AIR FREIGHT CORPORATION

By:	/s/ MARK C. THICKPENNY
Name:	Mark C. Thickpenny
Title:	Assistant Treasurer

EMERY WORLDWIDE AIRLINES, INC.

By:	/s/ MARK C. THICKPENNY
Name:	Mark C. Thickpenny
Title:	Assistant Treasurer

MENLO LOGISTICS, INC.

By:	/s/ MARK C. THICKPENNY
Name:	Mark C. Thickpenny
Title:	Assistant Treasurer

CNF PROPERTIES, INC.

By:	/s/ MARK C. THICKPENNY
Name:	Mark C. Thickpenny
Title:	Vice President – Treasurer